Exhibit 99.1
                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                           November 3, 2006
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the quarters ended September 30, 2006 and October 1, 2005, in thousands of dollars except per share amounts.

                             Three Months Ended       Nine Months Ended
                         September 30,  October 1,  September 30,  October 1,
                               2006        2005         2006         2005

Net sales                  $  678,382   $  636,779   $2,002,892  $2,087,068


Net  earnings              $   61,189   $   52,590   $  181,919  $  183,851

Earnings per common share

   Basic                   $    48.51   $    41.90   $   144.22  $   146.49

   Diluted                 $    48.51   $    41.69   $   144.22  $   146.24

Weighted average shares
 outstanding

   Basic                    1,261,367    1,255,123    1,261,367   1,255,077

   Diluted                  1,261,367    1,261,367    1,261,367   1,257,151


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to this Quarterly Report on Form 10-Q on its website at www.seaboardcorp.com/Financials.aspx.

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